EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent public accountants, we hereby consent to the incorporation of our reports dated November 5, 1999, included in this Form 10-K into the Company's previously filed Registration Statements Nos. 33-64622, 33-64624, 33-76764, 333-79451, 333-79455 and 333-92665 on Form S-8 and Nos. 333-56775 and 333-79653
on Form S-3.



                                            ARTHUR ANDERSEN LLP

Portland, Oregon,
     December 23, 1999